1 Fourth Quarter and Full Year 2017 Results March 1, 2018

2 Impax Cautionary Statement Regarding Forward Looking Statements "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, fluctuations in the Company’s operating results and financial condition, the volatility of the market price of the Company’s common stock, the Company’s ability to successfully develop and commercialize pharmaceutical products in a timely manner, the impact of competition, the effect of any manufacturing or quality control problems, the Company’s ability to manage its growth, risks related to acquisitions of or investments in technologies, products or businesses, risks relating to goodwill and intangibles, the reduction or loss of business with any significant customer, the substantial portion of the Company’s total revenues derived from sales of a limited number of products, the impact of continuing consolidation of the Company’s customer base, the Company’s ability to sustain profitability and positive cash flows, the impact of any valuation allowance on the Company’s deferred tax assets, the restrictions imposed by the Company’s credit facility and indenture, the Company’s level of indebtedness and liabilities and the potential impact on cash flow available for operations, the availability of additional funds in the future, any delays or unanticipated expenses in connection with the operation of the Company’s manufacturing facilities or at its third party suppliers, the effect of foreign economic, political, legal and other risks on the Company’s operations abroad, the uncertainty of patent litigation and other legal proceedings, the increased government scrutiny on the Company’s agreements to settle patent litigations, product development risks and the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of market perceptions of the Company and the safety and quality of its products, the Company’s determinations to discontinue the manufacture and distribution of certain products, the Company’s ability to achieve returns on its investments in research and development activities, changes to FDA approval requirements, the Company’s ability to successfully conduct clinical trials, the Company’s reliance on third parties to conduct clinical trials and testing, the Company’s lack of a license partner for commercialization of Numient® (IPX066) outside of the United States and Taiwan, the impact of illegal distribution and sale by third parties of counterfeits or stolen products, the availability of raw materials and impact of interruptions in the Company’s supply chain, the Company’s policies regarding returns, rebates, allowances and chargebacks, the use of controlled substances in the Company’s products, the effect of global economic conditions on the Company’s industry, business, results of operations and financial condition, disruptions or failures in the Company’s information technology systems and network infrastructure caused by cyber-attacks or other third party breaches or other events, the Company’s reliance on alliance and collaboration agreements, the Company’s reliance on licenses to proprietary technologies, the Company’s dependence on certain employees, the Company’s ability to comply with legal and regulatory requirements governing the healthcare industry, the regulatory environment, the effect of certain provisions in the Company’s government contracts, the Company’s ability to protect its intellectual property, exposure to product liability claims, changes in tax regulations, uncertainties involved in the preparation of the Company’s financial statements, the Company’s ability to maintain an effective system of internal control over financial reporting, the effect of terrorist attacks on the Company’s business, the location of the Company’s manufacturing and research and development facilities near earthquake fault lines, expansion of social media platforms, risks related to the Company’s proposed business combination with Amneal Pharmaceuticals, Inc. (“Amneal”), including whether the transactions (the “Combination”) contemplated by the Business Combination Agreement dated as of October 17, 2017 by and among us, Amneal, Atlas Holdings, Inc., and K2 Merger Sub Corporation as amended by Amendment No. 1, dated November 21, 2017 and Amendment No. 2 dated December 16, 2017 (the “Business Combination Agreement”) will be completed on the terms or timeline contemplated, if at all, the risk that governmental entities could take actions under antitrust laws to enjoin the completion of the Combination, business uncertainties and contractual restrictions while the Combination is pending, challenges related to the Company’s integration with Amneal after the closing, the fact that ownership interests will not be adjusted if there is a change in value of the Company or Amneal, provisions in the Business Combination Agreement that may discourage other companies from acquiring the Company, transaction related costs related to the Combination and integration, the lower ownership and voting interests that the Company’s stockholders will have in New Amneal after the closing, the pending litigation related to the Combination and other risks described in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise. Trademarks referenced herein are the property of their respective owners. ©2018 Impax Laboratories, Inc. All Rights Reserved.

3 Important Information for Investors and Shareholders Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Impax Laboratories, Inc. (“Impax”) and Amneal Pharmaceuticals LLC (“Amneal”) pursuant to the Business Combination Agreement dated as of October 17, 2017 by and among Impax, Amneal, Atlas Holdings, Inc. (“Holdco”), and K2 Merger Sub Corporation, as amended by Amendment No. 1, dated November 21, 2017, and Amendment No. 2, dated December 16, 2017. In connection with the proposed transaction, Holdco filed a registration statement on Form S- 4, containing a proxy statement/prospectus, with the Securities and Exchange Commission (“SEC”) on November 21, 2017, Amendment No. 1 to the registration statement filed on December 29, 2017, Amendment No. 2 to the registration statement filed on January 23, 2018, Amendment No. 3 to the registration statement filed on February 1, 2018 and Amendment No. 4 to the registration statement filed on February 6, 2018, which was declared effective by the SEC on February 9, 2018. Impax has filed a definitive proxy statement on Schedule 14A with the SEC on February 12, 2018, and the definitive proxy statement and a form of proxy have been mailed to the shareholders of Impax on or about February 13, 2018. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Impax or Holdco may file or have filed with the SEC, or will send or have sent to stockholders in connection with the proposed business combination. INVESTORS AND SECURITY HOLDERS OF IMPAX ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the registration statement, including the proxy statement/prospectus and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by Impax or Holdco will be available free of charge on Impax’s internet website at http://www.impaxlabs.com or by contacting Mark Donohue, Investor Relations and Corporate Communications at (215) 558-4526. Participants in Solicitation Impax, Amneal, Holdco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Impax’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of Impax is set forth in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on April 5, 2017, and in its Annual Report on Form 10-K for the year ended December 31, 2016. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus regarding the proposed transaction and other relevant materials that have been or will be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph. This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. 3 Important Information for Investors and Shareholders

4 Paul Bisaro President & CEO

5 4Q and Full Year 2017 Financial Summary $ millions, except EPS 4Q 2017 4Q 2016 FY 2017 FY 2016 Total Revenues, net $183 $198 $776 $824 Generic, net $113 $139 $549 $606 Specialty, net $70 $59 $227 $218 Adjusted Gross Margin 50% 47% 49% 50% Adjusted EBITDA $33 $37 $150 $200 Adjusted EPS $0.11 $0.16 $0.63 $1.16 Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results.

Impax Consolidation and Improvement Plan

Completed more than one year ahead of schedule

2017 Initiatives	Original Timing	Updated Timing
Consolidation of all generic R&D to Hayward, CA	Completed mid-2017	Completed on-time
Closure of Middlesex packaging site	Completion by end of 1Q18	Completed end of 2017
Strategic alternatives for Taiwan manufacturing site	As late as end of 2019	Completed sale Feb. 2018
Rationalizing generic portfolio to eliminate low-value products	Completion by 1Q18	Completed 1Q18
Reorganizing certain functions including quality, engineering and supply chain operations	As late as end of 2019	Completed 1Q18

~$85M Run-Rate Savings Achieved	
2017 ~$10 million	Q2 2018 Full run-rate savings of ~$85M

Impax

6

7 Strategic Combination for Long-Term Growth (1) Per Last Twelve Months IMS Gross Revenues as of June 2017. (2) Includes expected Year 1 run-rate synergies. (3) In addition to the previously announced Impax standalone cost savings initiatives. Expanded Portfolio to Drive Growth  Creates 5th largest U.S. generics company(1)  Increases scale and diversification across currently marketed product families and R&D pipeline  High-margin specialty franchise is expected to provide stable cash flow and a long-term growth platform Significant Financial Benefits  Annual double-digit revenue, adjusted EBITDA and adjusted EPS growth over next 3 years driven by already filed new product launches  Significant projected cash flow generation enables de-leveraging and future investment in high-growth specialty and other adjacencies  Accretive to Impax’s adjusted EPS in the first 12 months after close(2)  $200 million in expected annual synergies within 3 years(3) Announced October 17, 2017

8 Transaction Timeline Pre-close integration planning well underway Enhanced leadership team of combined company Regulatory review process progressing as expected  Impax shareholder meeting March 27, 2018 to approve combination Developing debt structure to maximize flexibility and maintain low cost Combined company 2018 financial guidance after close Currently on target for close 2Q 2018

9  35 new products launched  36 ANDAs approved; 9 tentatively approved  48 ANDAs filed  Launched traimcinolone injection (first generic)  Launched thiotepa 15mg and 100mg injection (only 100mg product available)  Launched gAggrenox capsules and mometasone nasal spray  Filgrastim (NeupogenTM) biosimilar filing accepted by the FDA Amneal Impax  9 new products launched  7 ANDAs approved; 2 tentatively approved  5 ANDAs filed  Positive phase IIb study for IPX203  Favorable district court decision on Zomig® Nasal Spray patent challenge  Settled Opana® ER litigation with Endo  Announced sale of Taiwan facility for $18.5MM  Accelerated $85MM cost improvement program Product Data as of December 31, 2017. 2017 Achievements

10  6 generic products approved  5 generic products launched including:  gConcerta® 18 mg, 27 mg, 36 mg and 54 mg  gAccutane® 10 mg, 20 mg, 30 mg and 40 mg  gEntocort® EL 3 mg  gNamenda XR® 7 mg, 14 mg, 21 mg and 28 mg  gTamiflu oral suspension 6 mg/ml Amneal Impax  Launched authorized generic Solodyn® 65 mg and 115 mg  Two player generic market for six months  Partner Perrigo received approval for generic Estrace® cream  Impax expected to launch in second quarter 2018  New Rytary® patent issued – expires late 2028 Product Data as of March 1, 2018. Solid Start to 2018

11 Bryan Reasons Chief Financial Officer

12 Generic Division 4Q 2017 Results Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results. $ millions 4Q 2017 3Q 2017 Change 4Q/3Q 4Q 2016 Change 4Q/4Q Total Revenues, net $112.9 $151.1 (25%) $139.2 (19%) GAAP Gross Margin (34%) (2%) -- (127%) -- Adjusted Gross Margin 31% 35% -- 33% -- GAAP (Loss) Operating Income ($213.0) ($28.7) (642%) ($212.1) (0%) Adjusted Operating Income $15.5 $34.8 (55%) $22.0 (30%)

13 Specialty Pharma Division 4Q 2017 Results Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results. $ millions 4Q 2017 3Q 2017 Change 4Q/3Q 4Q 2016 Change 4Q/4Q Total Revenues, net $70.0 $55.3 27% $59.2 18% GAAP Gross Margin 72% 68% -- 26% -- Adjusted Gross Margin 80% 85% -- 79% -- GAAP Operating Income ($46.7) $16.4 (385%) ($17.4) (168%) Adjusted Operating Income $36.1 $25.6 41% $26.3 37%

14 Selected 4Q 2017 Non-GAAP Adjustments $ millions 4Q 2017 Related to: Intangible Asset Impairment Charges $231 In-process R&D (gConcerta® and QVAR®) and two marketed products acquired in 2016 Change in Fair Value of Contingent Consideration ($38) Reduction in milestone liability related to delayed launch of gConcerta Fixed Asset Impairment Charges $80 Sale of Taiwan subsidiary/facility and Middlesex, NJ facility Restructuring and Severance Charges $13 Middlesex, NJ manufacturing, packaging and R&D closure and Specialty Pharma division reorg. Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results.

15 Consolidated 4Q 2017 Results Refer to the GAAP to non-GAAP reconciliation tables in the appendix for a reconciliation of non-GAAP results. $ millions, except per share amounts 4Q 2017 3Q 2017 Change 4Q/3Q 4Q 2016 Change 4Q/4Q EBITDA ($274.8) ($15.4) (1,684%) ($234.0) (17%) Adjusted EBITDA $33.1 $45.6 (27%) $37.3 (11%) GAAP Loss Per Share ($4.18) ($0.69) (506%) ($3.91) (7%) Adjusted Diluted EPS $0.11 $0.23 (52%) $0.16 (31%) GAAP Tax Rate 3% 6% -- (3%) -- Adjusted Tax Rate 49% 35% -- 23% --

16 Paul Bisaro President & CEO

17 Position New Amneal For Sustainable Long-Term Growth • Generics: Continuing internal R&D investment focused on all seven dosage forms • Specialty: Continuing focus on Movement Disorders pipeline and opportunistically in-license external opportunities INVEST IN ORGANIC GROWTH • Maintain high level of Quality and Compliance • Continue to provide superior service levels • Deliver differentiated products to our customers MAINTAIN CUSTOMER FOCUS • Strengthen Generic and Specialty franchises and other adjacencies PURSUE CREATIVE BUSINESS DEVELOPMENT Path Forward

18 Q&A

19 GAAP to Adjusted Results Reconciliation The following table reconciles total Company reported cost of revenues to adjusted cost of revenues, adjusted gross profit, adjusted gross margin, adjusted research and development expenses, and adjusted selling, general and administrative expenses. Refer to the Fourth Quarter and Full Year 2017 Earnings Release for an explanation of adjusted items. The sum of the individual amounts may not equal due to rounding. (Unaudited, In thousands) Three Months Ended Year Ended Dec 31, 2017 Sept 30, 2017 Dec 31, 2016 2017 2016 Cost of revenues $126,480 $158,736 $129,047 $535,123 $486,899 Cost of revenues impairment charges $43,961 $13,623 $230,625 $96,865 $488,632 Adjusted to deduct: Amortization $16,909 $17,015 $16,886 $68,375 $56,490 Intangible asset impairment charges $43,961 $13,623 $230,625 $96,865 $488,632 Business development - $55 - $112 - Restructuring and severance charges $11,778 $13,836 $6,414 $44,136 $18,761 Inventory related charges $6,224 $20,478 - $26,702 - Adjusted cost of revenues $91,569 $107,352 $105,747 $395,798 $411,648 Adjusted gross profit (a) $91,341 $99,040 $92,675 $379,989 $412,781 Adjusted gross margin (a) 49.9% 48.0% 46.7% 49.0% 50.1% Research and development expenses $15,689 $15,821 $20,530 $80,847 $80,466 In-process research and development impairment charges $186,731 - $23,248 $192,809 $52,965 Adjusted to deduct: Intangible asset impairment charges $186,731 - $23,248 $192,809 $52,965 Restructuring and severance charges $98 $356 - $3,378 - Other - $60 $600 $2,534 $1,522 Adjusted research and development expenses $15,591 $15,405 $19,930 $74,935 $78,944 Selling, general and administrative expenses $64,016 $53,585 $57,586 $216,270 $201,830 Adjusted to deduct: Business development expenses $8,061 $2,833 $251 $10,985 $4,540 Turing legal expenses $642 $214 $2,111 $451 $7,554 Restructuring and severance charges $3,676 $511 $5,291 $4,458 $5,455 Adjusted selling, general and administrative expenses $51,637 $50,027 $49,933 $200,376 $184,281

20 GAAP to Adjusted Net Income Reconciliation The following table reconciles reported net loss to adjusted net income. Refer to the Fourth Quarter and Full Year 2017 Earnings Release for an explanation of adjusted items. The sum of the individual amounts may not equal due to rounding. Three Months Ended Year Ended (Unaudited, In thousands, except per share and per share data) Dec 31, 2017 Sept 30, 2017 Dec 31, 2016 2017 2016 Net loss ($301,070) ($49,369) ($279,585) ($469,287) ($472,031) Adjusted to add (deduct): Amortization $16,909 $17,015 $16,886 $68,375 $56,490 Non-cash interest expense $6,660 $6,547 $6,241 $25,950 $22,846 Business development expenses $8,061 $2,888 $251 $11,097 $4,540 Intangible assets impairment charges $230,692 $13,623 $253,873 $289,674 $541,597 Fixed asset impairment charges $79,705 828 - $82,508 - Reserve for Turing receivable $1,328 - ($7,731) $3,999 $40,312 Turing legal expenses $642 $214 $2,111 $451 $7,554 Restructuring and severance charges $13,483 $14,443 $11,705 $49,563 $24,040 Gain on sale of assets ($656) (4,379) - ($17,236) - Loss on extinguishment of debt - - - $1,215 - Inventory related charges $6,224 $20,478 - $26,702 - Change in fair value of contingent consideration ($38,123) $6,333 - ($31,048) - Legal settlements - - - $7,900 - Other - $60 $2,762 $2,534 $3,684 Income tax effect ($16,213) ($11,998) $5,136 ($7,205) ($145,368) Adjusted net income $7,642 $16,683 $11,649 $45,192 $83,664 Adjusted net income per diluted share $0.11 $0.23 $0.16 $0.63 $1.16 Net loss per diluted share ($4.18) ($0.69) ($3.91) ($6.53) ($6.63) Diluted weighted-average common shares outstanding $72,635 $72,172 $71,489 $71,857 $71,830

21 GAAP to Adjusted EBITDA Reconciliation Refer to the Fourth Quarter and Full Year 2017 Earnings Release for an explanation of adjusted items. The sum of the individual amounts may not equal due to rounding. The following table reconciles reported net loss to adjusted EBITDA. Three Months Ended Year Ended (Unaudited, In thousands) Dec 31, 2017 Sept 30, 2017 Dec 31, 2016 2017 2016 Net loss ($301,070) ($49,369) ($279,585) ($469,287) ($472,031) Adjusted to add (deduct): Interest expense, net $13,672 $13,636 $13,440 $53,412 $40,419 Interest Income - ($336) - - - Income taxes ($9,010) ($3,045) $8,572 $18,326 ($104,294) Depreciation and amortization $21,570 $23,708 $23,573 $93,731 $82,879 EBITDA ($274,838) ($15,406) ($234,000) ($303,818) ($453,027) Adjusted to add (deduct): Share-based compensation expense $6,586 $6,490 $8,334 $26,258 $31,709 Business development expenses $8,061 $2,888 $251 $11,097 $4,540 Intangible asset impairment charges $230,692 $13,623 $253,873 $289,674 $541,597 Fixed assets impairment charges $79,705 828 - $82,508 - Reserve for Turing receivable $1,328 - ($7,731) $3,999 $40,312 Turing legal expenses $642 $214 $2,111 $451 $7,554 Restructuring and severance charges $13,483 $14,443 $11,705 $49,563 $24,040 Gain on sale of assets ($656) ($4,379) - ($17,236) - Loss on extinguishment of debt - - - $1,215 - Inventory related charges $6,224 $20,478 - $26,702 - Change in fair value of contingent consideration ($38,123) $6,333 - ($31,048) - Legal settlements - - - $7,900 - Other - $60 $2,762 $2,534 $3,684 Adjusted EBITDA $33,104 $45,572 $37,305 $149,799 $200,409

22 Generic Division GAAP to Adjusted Results Reconciliation The following tables reconcile the Impax Generics Division reported cost of revenues and loss from operations to adjusted cost of revenues, adjusted gross profit, adjusted gross margin and adjusted operating income. Refer to the Fourth Quarter and Full Year 2017 Earnings Release for an explanation of adjusted items. The sum of the individual amounts may not equal due to rounding. (a) Adjusted gross profit is calculated as total revenues less adjusted cost of revenues. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues. Three Months Ended (Unaudited, In thousands) Dec 31, 2017 Sept 30, 2017 Dec 31, 2016 Cost of revenues $106,801 $141,133 $109,380 Cost of revenues impairment charges $43,961 $13,623 $206,312 Adjusted to deduct: Amortization $13,075 $13,181 $9,470 Intangible asset impairment charges $43,961 $13,623 $206,312 Restructuring and severance charges $9,960 $8,579 $6,414 Inventory related charges $6,224 $20,478 - Adjusted cost of revenues $77,542 $98,895 $93,496 Adjusted gross profit (a) $35,401 $52,203 $45,730 Adjusted gross margin (a) 31.3% 34.5% 32.8% GAAP Loss from operations ($212,951) ($28,658) ($212,088) Adjusted to add (deduct): Amortization $13,075 $13,181 $9,470 Intangible asset impairment charges $230,692 $13,623 $217,587 Restructuring and severance $10,058 $8,935 $6,414 Inventory related charges $6,224 $20,478 - Fixed asset impairment charges $6,486 828 - Change in fair value of contingent consideration ($38,123) 6,333 - Other - 60 $600 Adjusted Income from operations $15,461 $34,780 $21,983

23 Specialty Pharma Division GAAP to Adjusted Results Reconciliation The following tables reconcile the Impax Specialty Pharma Division reported cost of revenues and (loss) income from operations to adjusted cost of revenues, adjusted gross profit, adjusted gross margin and adjusted income from operations. Refer to the Fourth Quarter and Full Year 2017 Earnings Release for an explanation of adjusted items. The sum of the individual amounts may not equal due to rounding. (a) Adjusted gross profit is calculated as total revenues less adjusted cost of revenues. Adjusted gross margin is calculated as adjusted gross profit divided by total revenues. Three Months Ended (Unaudited, In thousands) Dec 31, 2017 Sept 30, 2017 Dec 31, 2016 Cost of revenues $19,679 $17,603 $19,667 Cost of revenues impairment charges - - $24,313 Adjusted to deduct: Amortization $3,834 $3,834 $7,416 Restructuring and severance charges $1,818 $5,257 - Intangible asset impairment charges - - $24,313 Adjusted cost of revenues $14,027 $8,512 $12,251 Adjusted gross profit (a) $55,940 $46,782 $46,945 Adjusted gross margin (a) 80.0% 84.6% 79.3% GAAP (Loss) income from operations ($46,698) $16,364 ($17,437) Adjusted to add: Amortization $3,834 $3,834 $7,416 Intangible asset impairment charges - - $36,286 Restructuring and severance $4,825 $5,367 - Fixed asset impairment charges $74,128 - - Adjusted Income from operations $36,089 $25,565 $26,265